                                                                   EXHIBIT 10.19

                                 LOAN AGREEMENT

         On this 17th day of December, 1998, the undersigned parties hereby covenant and agree to issue a promissory note (the "Note"), in the form of Exhibit A hereto, pursuant to the terms and conditions of this Loan Agreement (the "Agreement") dated as of the date hereof (the Issue Date) by and between the CyberGuard Corporation, a Florida Corporation and its Subsidiaries (the "Company"), and Fernwood Partners, L.L.C., an Oklahoma Limited Liability Company ("Lender").

1. PROMISSORY NOTE

         The Note will be secured indebtedness, secured second behind the commercial bank debt ("Senior Debt", as defined herein below) of the Company, and will be in the aggregate principal amount of $l,125,000. The Note will only be subordinated in right of payment to the Senior Debt of the Company, as described under "Subordination" below.

         The Note will mature in accordance with the terms and conditions of the Note. The Note will bear interest which will float at the Chase Manhattan Bank prime rate plus 200 basis points, from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 1999 to the entity or persons in whose names such Note is issued. All principal and any accrued interest on the Note will be due in full and will be payable on June 1, 2001 unless the Note has been converted in accordance with the terms hereof or unless maturity occurs earlier in accordance with the terms and conditions of the Note. The Note may be presented for transfer or exchange, at the office of the Company, which office is currently located at 2000 West Commercial Blvd., Suite 200, Ft. Lauderdale, Florida 33309. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. No service charge ~l be made for transfer or exchange of the Note.

2. CONVERSION RIGHTS

         The Lender will have the right (Conversion Right), at the Lender's option, to convert all or any portion of the principal and accrued interest into shares of "registered common stock" of the Company ("Conversion Shares"), at any time after twelve months from the SEC cure date as hereinafter defined (unless earlier redeemed or repurchased) at the conversion price of $1.50 per share ("Conversion Price") of common stock of the Company (subject to adjustment as described below). "Registered Common Stock" shall mean shares of the Company registered pursuant to Section 15 of the Agreement.

         The full face amount of the Note (exclusive of accrued and unpaid interest) shall, after 12 months from the SEC cure date as hereinafter defined, be convertible at Lender's option into 750,000 shares of registered common stock of the Company and any portions of the principal amount of the Note to be converted in to Conversion Shares shall be done so on a pro-rata basis. Any accrued and


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unpaid interest converted by Lender in the registered common shares of the
Company shall be at the above stated Conversion Price.

         The SEC cure date is the date the Company's Form 10K for its last fiscal and Form l0Q for its first fiscal quarter of the now current fiscal year will be filed with the SEC, which in no event shall be later than January 31, 1999, and in any event the Lender shall be able to exercise its Conversion Right not later than February 1, 2000.

         Notwithstanding the 12-month holding period, the registered share requirement or any other contrary provision herein, the Lender shall have the right to convert the Note into 750,000 common shares (subject to adjustment as described below) of the Company at any time into non-registered shares of the Company or to otherwise convert in the event of a Change of Control as defined in Section 7 hereof, merger or sale of the Company.

         The Company undertakes to use its best efforts to provide the Lenders with registered stock upon conversion (as more fully described in Section 15 hereto), and the Lender acknowledges that certain limitations and regulatory matters outside the control of the Company may result in a delay in the Conversion Shares becoming fully registered shares.

         If the Note that has been converted, then, with respect to the principal amount of the Note which has been converted, any accrued interest not otherwise converted into shares shall be payable on the next interest payment date notwithstanding such conversion, and such interest shall be paid to the Lender who held the Note on the Conversion Date.

         The Conversion Price shall be subject to adjustment upon the occurrence of the following events: (a) any payment of a dividend (or other distribution) payable in cash or in common stock on any class of capital stock of the Company, any subdivision, combination or reclassification of common stock, (c) any issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for or purchase common stock at less than the then current market price of common stock; provided, however, that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur, (d) any distribution to all holders of common stock of evidences of indebtedness, shares of capital stock other than common stock, cash or other assets' (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and excluding regular dividends and distributions paid exclusively in cash), (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the second succeeding paragraph applies) to all holders of common stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 5% of the Company's market capitalization (defined as being the product of the then current

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market price of the common stock times the number of shares of common stock then outstanding) on the record date of such distribution, and (f) the completion of a tender or exchange offer made by the Company or any of its Subsidiaries for common stock that involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in a tender or exchange offer by the Company or any of its Subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 5% of the Company's market capitalization on the expiration of such tender offer. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted.

         In the event that the Company distributes rights or warrants (other than those referred to herein below or in (c) in the preceding paragraph) PRO RATA to holders of common stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Lender of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of rights or warrants to be determined as follows:
(i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of common stock into which such Note was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants. The Conversion Price of the Note will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

         In case of any reclassification, consolidation or merger of the Company with or into another person or any merger of another person with or into the Company, or in case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), the Note then outstanding will become convertible into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of common stock into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares.

3. WARRANT RIGHTS

         The Company will grant Lender a Common Stock Purchase Warrant (Warrant) pursuant to Exhibit B hereto, that is exercisable into 500,000 shares of Registered Common Stock of the

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Company (Exercise Shares) at an exercise price of $2.00/share for a period of thirty (30) months from the date of the Warrant (Warrant Period). The warrant period shall not run and shall be stayed during such periods that the Company is a party to any bankruptcy proceeding.

         The Company undertakes to use its best efforts to provide registered stock upon Lender's exercise in accordance with the provisions of Section 15 hereof, and the Lender acknowledges that certain regulatory matters and limitations outside the control of the Company may result in a delay in the Exercise Shares becoming fully registered shares. The Company acknowledges that notwithstanding anything herein to the contrary, that Lender has the right to at any time, exercise its warrant rights into non-registered shares of the Company.

         The Exercise Price of the Warrant will be subject to adjustment upon the occurrence of the following events: (a) any payment of a dividend (or other distribution) payable in common stock on any class of capital stock of the Company, (b) any subdivision, combination or reclassification of common stock,
(c) any issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for or purchase common stock at less than the then current market price of common stock; provided, however, that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price will not be adjusted until such triggering events occur,
(d) any distribution to all holders of common stock of evidences of indebtedness, shares of capital stock other than common stock, cash or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and excluding regular dividends and distributions paid exclusively in cash), (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the second succeeding paragraph applies) to all holders of common stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 5% of the Company's market capitalization (defined as being the product of the then current market price of the Common stock times the number of shares of common stock then outstanding) on the record date of such distribution, and (f) the completion of a tender or exchange offer made by the Company or any of its Subsidiaries for common stock that involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in a tender or exchange offer by the Company or any of its Subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and
(ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 5% of the Company's market capitalization on the expiration of such tender offer. No adjustment of the Exercise Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Exercise Price as last adjusted.

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         The warrant shall be extended for a period of one (1) year if at the end of the Warrant Period the underlying stock is not fully registered and for subsequent (1) year extension if the underlying stock is not fully registered.

4. SUBORDINATION

         The Note is a secured obligation of the Company, in priority second only to the existing bank debt of the Company as limited by the terms and conditions of its borrowing base (Senior Debt). The Note shall be subordinated in right of payment to the Senior Debt of the Company. At December 15, 1998, the Company had a loan availability of $868,000. The amount of the Senior Debt can only increase to the extent the loan availability increases in accordance with the terms and conditions thereof or to the extent additional financing replacing and/or adding to Senior Debt is procured. Lender agrees to execute any subordination agreement reasonably requested by any holder of Senior Debt or any person or entity which replaces and/or adds to Senior Debt, regardless of the amount, payment terms and nature of such additional financing. Such subordination agreement shall supersede and control the provisions of this Agreement.

         This Agreement provides that no payment may be made by the Company on account of the principal of and interest on the Note, unless and until the principal of and interest of the Senior Debt is either current or until such payment default has been cured or waived or otherwise has ceased to exist.

         Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Debt will first be entitled to receive payment in full (or have such payment duly provided for) before the Lender is entitled to receive any payment on account of the principal of, premium, if any, or interest on, the Note and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the Lender would be entitled (by setoff or otherwise), except for the subordination provisions contained in this Agreement, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the lenders of Senior Debt or their representative to the extent necessary to make payment in full of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company shall be received by the Lender at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the holders of Senior Debt, and shall be paid or delivered by the Lender, as the case may be, to the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid

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on account of the Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of the Senior Debt.

         No provision contained in this Loan Agreement or the Note will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of and premium, if any, and interest on the Note as and when the same shall become due and payable. The subordination provisions of the Agreement and the Note will not prevent the occurrence of any Default or Event of Default under the Agreement or Note or limit the rights of the Lender, subject to the preceding paragraphs, to pursue any other rights or remedies with respect to the Note.

5. CONVERSION AT THE COMPANY'S OPTION

         Once common shares of the Company close for twenty (20) consecutive trading days at $4.00/share or above, and provided that the Conversion Shares are registered shares, the Note (including accrued interest) will be convertible at the option of the Company, in whole in exchange for 750,000 fully registered shares, (exclusive of accrued interest) at the time of conversion (as adjusted for dilution). Accrued and unpaid interest shall be converted into additional registered shares of the Company on the basis of $4.00/share.

         Notice of Company's exercise of its option to cause Lender's conversion will be sent, by first-class mail and by facsimile at least 10 days and not more than 30 days prior to the date fixed for conversion, to the Lender to such Lender's address and facsimile number as set forth herein. The notice of conversion must state the conversion date, the number of shares, and the amount of accrued interest to be paid. Any notice must state the portion of the principal amount to be converted and must state that on and after the conversion date, upon surrender of such Note, a new Note or Notes in principal amount equal to the remaining portion thereof will be issued. On and after the Conversion Date, interest will cease to accrue on the Note or portions thereof called for Conversion unless the Company defaults in its obligations with respect thereto.

6. EXERCISE OF WARRANT AT THE COMPANY'S OPTION

         The Company has the option to cause Lender to exercise its Warrant into fully registered common shares of the Company at the date of exercise and only in the event that such shares close at a price in excess of $4.00/share for twenty consecutive trading days prior to the exercise of the Warrant.

         Notice of Company's exercise of its option to cause Lender's exercise of the Warrant will be sent, by first-class mail and by facsimile at least 10 days and not more than 30 days prior to the date fixed for exercise of the Warrant, to the Lender to such Lender's address and facsimile number as set forth herein. The notice of exercise of the Warrant must state the exercise date, and the number of registered shares to be issued. Additionally, the Company's option to cause Lender to



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


exercise its Warrant shall be subject to the Company having fully paid the Note or having converted the Note in accordance with the terms hereof.

7. REPURCHASE OF THE NOTE AT THE OPTION OF THE LENDER UPON A CHANGE OF CONTROL

         In the event that a Change of Control (as defined below) has occurred, Lender will have the right, at Lender's option, pursuant to an irrevocable and unconditional offer by the Company (the "Repurchase Offer"), to require the Company to repurchase all or any part of such Note on the date (the "Repurchase Date") that is no later than 60 Business Days after the occurrence of such Change of Control at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. The Repurchase Offer must be made before or within 45 Business Days following a Change of Control and must remain open for 15 Business Days following its commencement (the "Repurchase Offer Period"). Upon expiration of the Repurchase Offer Period, the Company must purchase all Notes timely tendered in response to the Repurchase Offer. If required by applicable law, the Repurchase Date and the Repurchase Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Repurchase Date does not occur prior to or within 60 Business Days after the Change of Control.

         "Change of Control" occurs upon any of the following events: (i) upon any merger or consolidation of the Company with or into any person or any sale, transfer or other disposition, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity,
(ii) when any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Company, (iii) when, during any period of 12 consecutive months after the date hereof, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease (for reasons relating to a conflict over management of the company) to constitute a majority of the Board of Directors of the Company then in office, (iv) a sale, transfer or other disposition, whether directly or indirectly, by the Company of all or substantially all of its assets, on a consolidated basis, or (v) the PRO RATA distribution by the Company to its stockholders of substantially all of its assets.

         For purposes of this definition of "Change of Control," (i) the terms "person" and "group" shall have the meaning used for purposes of Rules I 3d-3 and 1 3D-5 of the Exchange Act as in effect on the Date hereof, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Date hereof,

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


whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

          On or before the Repurchase Date, the Company will (i) accept for payment the Note or portion thereof properly tendered pursuant to the Repurchase Offer and, (ii) pay to the Lender the Repurchase Price (together with accrued and unpaid interest) of the Note or portion so tendered.

8. LIMITATION ON MERGER, SALE OR CONSOLIDATION

          The Company may not, directly or indirectly, consolidate with or merge with or into another entity (other than an affiliate thereof) or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another entity, person, or group of affiliated persons, unless
(i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the payment obligations of the Company in connection with the Note, or (c) the resulting, surviving or transferee entity offers the holder of the Note the right to convert the Note on the same basis, and receive the same consideration, as other shareholders of the Company in such transaction.

          Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, this Agreement with the same effect as if such successor corporation had been named therein as the Company, and the Company will be released from its obligations under this Agreement and the Note, except as to any obligations that arise from or as a result of such transaction.

9. REPORTS

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company covenants and agrees to deliver to the Lender, within 15 days after it is or would have been required to file such with the Securities and Exchange Commission (the "Commission"), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of results of operations and financial condition as such would be so required. In addition, the Company will provide Lender with copies of any and all materials, documents, notices, letters, etc. that are provided by the Company to holders of the Senior Debt at the same time such materials are provided to the holders of the Senior Debt.


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


10. EVENTS OF DEFAULT AND REMEDIES

          An Event of Default is defined as (i) the failure by the Company to pay any installment of interest on the Note as and when due and payable and the continuance of any such failure for ten (10) days, (ii) the failure by the Company to pay all or any part of the principal on the Note when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Repurchase Offer, (iii) subject to the other provisions of the Agreement, the failure of the Company to perform any conversion of the Note required under this Agreement and the continuance of any such failure for 30 days, (iv) subject to the provisions of the Agreement hereof, the failure by the Company to observe or perform any other covenant or agreement contained in the Note or this Agreement and, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Lender. If a Default occurs and is continuing, the Company must, within 90 days after the occurrence of such default or the date it has knowledge of such default, whichever is later, give to the Lender notice of such default.

          If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above), then in every such case, unless the principal of all of the Notes shall have already become due and payable, by notice in writing to the Company, may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (v) above occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Lender. The Lender is authorized to rescind such acceleration if all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Note that has become due solely by such acceleration, has been cured or waived.

11. TRANSFER AND EXCHANGE

          The Company covenants and agrees that, at any time, Lender may transfer or exchange or transfer the Note (in increments of not less than $200,000 each) and in such event, shall provide the Company with the appropriate endorsements and transfer documents and shall pay any required taxes and fees. Each transferee shall make the representation and warranties contained in
Section 14 hereof to the Company.

12. AFFIRMATIVE COVENANTS OF THE COMPANY

         A. PAYMENT AND PERFORMANCE. The Company will pay all amounts due under the Note and Loan Agreement in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied therein. The Company will cause each of its subsidiaries to observe, perform and comply with every such term, covenant and condition.

         B. BOOKS. FINANCIAL STATEMENTS AND REPORTS. The Company will at all times maintain materially accurate books of account and records and will furnish the following statements and reports to Lender at Company's expense:

                  (1) As soon as available, and in any event within ninety (90) days after the end of each fiscal year, consolidated financial statements of the Company together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion (except for qualification due to preexisting class action matters), based on an audit using generally accepted auditing standards, by Pricewaterhouse Coopers, or other independent certified public accountants selected by the Company and reasonably acceptable to the Lender.

                  (2) As soon as available, and in any event within forty-five
         (45) days after the end of each fiscal quarter, the Company's consolidated and consolidating balance sheet as of the end of such fiscal quarter and consolidated and consolidating statements of the Company's earnings and cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

         C. SENIOR DEBT. The Company covenants and agrees that it will not borrow from and be in debt to Coast Business Credit, Southern Pacific Bank, or any affiliate thereof, or any other lender (1,esides Lender), which collectively equals an amount which in the aggregate exceed $4,000,000.00.

         D. OTHER INFORMATION AND INSPECTIONS. The Company will furnish to Lender any information which the Lender may from time to time reasonably request in writing concerning any covenant, provision or condition of the Note or Loan Agreement or any matter in connection with the Company's businesses and operations. Upon Lender giving the Company at least one week written notice, the Company will permit representatives appointed by Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours the Company's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain. The Lender agrees to maintain the confidentiality of all such information disclosed to it and agrees and acknowledges that it will not directly or indirectly trade in any of the Company's securities during any period in which it has material information relating to the Company which is not publicly available.

         E. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. The Company will promptly notify the Lender in writing, stating that such notice is being given



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

pursuant to this Agreement, of:

                  1. the occurrence of any material adverse change in the business,

                  2. the occurrence of any default of which it has knowledge,

                  3. the acceleration of the maturity of any indebtedness owed by the Company or of any default by the Company under any material indenture, mortgage, agreement, contract or other instrument to which it is a party of which it has knowledge,

                  4. any filing of any suit or proceeding against the Company having a claim or potentially a claim of $100,000 or more.

         F. PAYMENT OF TRADE LIABILITIES. TAXES. ETC.. The Company will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property unless contested in good facts; and (c) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP.

         G. INTEREST. The unpaid principal amount hereof shall bear interest which will float from the date hereof at The Chase Manhattan Bank prime, plus 200 basis points, per annum (the "Base Rate"). Any amount of principal or interest not paid when due (whether at the stated due date, at maturity, upon acceleration, or otherwise) shall thereafter bear interest until paid in full at the Base Rate plus 600 basis points, per annum. Interest shall be computed on the actual number of days elapsed on the basis of a 60-day year consisting of twelve 30-day months.

         H. AGREEMENT TO DELIVER SECURITY DOCUMENTS. The Company agrees to deliver and to further secure the Note whenever requested by the Lender, in its sole and absolute discretion, with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance reasonably satisfactory to Lender for the purpose of granting, confirming, and perfecting liens or security interests in any real or personal property now owned or hereafter acquired by the Company.

         I. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. The Company will from time to time deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Company in form and substance reasonably satisfactory to the Lender.

         J. SEC CURE DATE. The Company covenants and agrees that it will use its best efforts to effect the SEC cure date as set forth in Section 2 of the Agreement.

         K. REPORTING UNDER SECTION 13. The Company covenants and agrees that it will provide to Lender any information required for the preparation and filing of a schedule by Lender pursuant to Section 13 of the Securities Exchange Act of 1934, and that the Company will assume any and all costs incurred by Lender as the result of the preparation and filing of such schedule.

13. REPRESENTATIONS AND WARRANTY OF THE COMPANY

         A. AUTHORITY.

                  The Company represents and warrants that the undersigned parties have the full authority of the Company and its Board of Directors to accept and bind the Company to the terms and conditions of the Note, Loan Agreement and its Exhibits.

         B. CAPITALIZATION.

                  The Company represents and warrants that it has 20,000,000 authorized shares of common stock, having a par value of $.0 1 per share.

         C. COMMON STOCK.

                  The Company represents and warrants that as of November 30, 1998, there were 8,956,066 shares of Common stock issued and outstanding. All of such outstanding shares of Common stock are, and the shares of Common stock issuable upon conversion of the Note offered hereby will be upon issuance, fully paid and nonassessable. Each share of Common stock has an equal and ratable right to receive dividends when, as and if declared by the Board of Directors of the Company out of assets legally available therefor. The Company is subject to certain restrictions on the payment of dividends on, and the repurchase or redemption of; the Common stock under the provisions of the Senior Debt.

                  In the event of a liquidation, dissolution or winding up of the Company, the holders of Common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities.

                  The holders of Common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by the Company. There are no sinking fund provisions applicable to the Common Stock. Each share of Common Stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Holders of Common Stock have no right to cumulate their votes in the election of directors.

         D. COMPANY FILINGS

                  Except as disclosed in Exhibit C hereof, the Company represents and warrants that it has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been made available to Lender, that were required to be filed with (a) the Securities and Exchange Commission; and (b) any other federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "Company Filings". Except as disclosed in Exhibit C hereof, as of their respective filing dates, each of the past Company Filings (a) was true and complete in all material respects; and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

         E. TRANSFER AGENT AND REGISTRAR.

                  The Company represents and warrants that the Transfer Agent and Registrar for the Common stock is American Stock Transfer & Trust Company, and further covenants and agrees to notify Lender in writing within ten (10) days of any change of the Transfer Agent or Registrar.

14. REPRESENTATION AND WARRANTIES OF THE LENDER

         A. INVESTMENT PURPOSE. The Lender represents and warrants that it is making the loan and acquiring the Warrant and the shares of Common Stock issuable upon conversion or exercise thereof for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "1933 Act").

         B. ACCREDITED INVESTOR STATUS. The Lender is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

         C. RELIANCE ON EXEMPTIONS. The Lender understands that the Note and the Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of; and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions.

         D. INFORMATION. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note and Warrant which have been requested by the Lender or its advisors. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Lender believes to be satisfactory answers to any such inquiries. The Lender understands that its investment in the Note and Warrant involves a significant degree of risk. THE LENDER FURTHER ACKNOWLEDGES RECEIPT OF THE "RISK FACTORS" SUPPLEMENT ATTACHED HERETO.

         E. GOVERNMENTAL REVIEW. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Note and the Warrants.

         F. TRANSFER OR RESALE. The Lender understands the limitations on resale or transfer of the Note and the Warrant incorporated herein and those additional restrictions applicable pursuant to securities laws.

         G. LEGENDS. The Lender understands that the Note and Warrant and, until such time as the shares of Common Stock issuable upon the conversion or exercise of the Note and/or Warrant, have been registered under the 1933 Act as contemplated herein, such shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

15. REGISTRATION RIGHTS

         A. S-3 REGISTRATION. Notwithstanding any provisions contained in this Agreement or any other document to the contrary, the Company shall use reasonable efforts to cause a registration statement under Form S-3 to be filed with the Securities and Exchange Commission ("Commission") permitting the resale of the shares issuable upon conversion of the Note and/or the exercise of the Warrant (collectively the

         "Registrable Securities"). The Lender agrees and acknowledges that the Company has advised the Lender that it is presently not eligible to utilize Form S-3 because, among other reasons, of its failure to timely file its Form 10-K for its last fiscal year. The Lender further acknowledges that the Company may not be eligible to use a Form S-3 for at least one year after it has filed such Form 1 0-K, provided that it otherwise meets the "registration eligibility" requirements set forth in the general instructions to Form 5-3. The parties agree that the Company shall not be required to register any Registrable Securities except (i) pursuant to a Form S-3, as and when available to the Company and (ii) pursuant to the piggyback registration rights granted below. Additionally, the Company acknowledges that Lender may at its option convert and exercise certain of its rights into non-registered shares of the Company.

         B. DEMAND. To the extent not otherwise registered, after two years from the date hereof Lender shall have the right to demand from the Company, at its expense, a registration of shares issuable upon conversion of the Note and/or the Warrant Shares pursuant to a Form S-1.

         C. PIGGYBACK REGISTRATION. Subject to the limitations set forth in this
Section I5, if the Company shall propose to issue and register shares of its equity securities on its own behalf or to register equity securities on behalf of any holder of its equity securities under the 1933 Act, the Company shall give written notice as promptly as possible of such registration to each of the holders of the Note and the Warrant (which notice shall include the anticipated filing date of the Registration Statement and the number of its equity securities proposed to be included in the Registration Statement), and will use its best efforts to include in the offering such amount of the Registrable Securities as any such holder (a "Participating Holder") shall request to be included by written notice to the Company received within fifteen days after receipt of the Company's notice, upon the same terms (including the method of distribution) as the equity securities being sold by the Company or any such holder pursuant to any such offering (a "Piggyback Registration").

         D. REQUIREMENTS OF REQUEST. Each request delivered to the Company pursuant to this Section 15 shall: (i) specify the amount of Registrable Securities intended to be offered and sold by the Participating Holder; and (ii) contain the undertaking of the Participating Holder to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the commission and state securities and "blue sky" laws and to obtain acceleration of the effective date of the Registration Statement.

         E. LIMITATIONS ON INCIDENTAL REGISTRATIONS. The obligations of the Company to cause Registrable Securities to be registered pursuant to this
Section 15 are subject to each of the following limitations, conditions and qualifications:

                  (i) The Company shall not be required to give notice or include Registrable Securities in any registration if the proposed registration is primarily: (A) a registration of a stock option, thrift, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan; (13) a registration of securities proposed to be issued in connection with a dividend reinvestment plan or stock purchase plan; (C) a registration of securities proposed to be issued in exchange for securities or assets of; or in connection with a merger or consolidation with, another corporation or other entity; (D) a registration of securities to be offered by the Company to its then existing security holders; or (E) a registration of securities which is a combination of any of the above.

                  (ii) If the Company is advised by the managing underwriter or its investment banking firm if the offering is not underwritten, that the inclusion of Registrable Securities may, in the opinion of such underwriter or investment banking firm, as the case may be, materially adversely affect the successful marketing of the securities proposed to be offered by the Company, the number of shares of Registrable Securities to be included in the offering shall be reduced or eliminated to the extent necessary as shall be reasonably determined by such underwriter or investment banker, as the case may be, in good faith; provided that as to the Participating Holders, such reduction shall be pro rata with respect to all securities to be sold by persons other than the Company; and, provided, further, that in such event, the Participating Holders shall have the right to withdraw their requests to participate in the offering.

                  (iii) The Company may, in its sole discretion and without the consent of or prior notice to any Participating Holder, withdraw such registration statement and abandon the proposed offering in which the Participating Holder had requested to participate at any time.

         F. Prohibitive Sales of Securities. Notwithstanding the foregoing, the Company shall have the right to prohibit the sale of Registrable Securities pursuant to any Registrationi Statement filed pursuant to Section 15, upon notice to the applicable holder (A) if in the opinion of counsel for the Company, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed, provided that the Company shall use its best efforts to minimize the period of time in which it shall prohibit the sale of any shares of Registrable Securities pursuant to this Clause (A), (13) for periods of up to 30 days if the Company reasonably believes that such sale might reasonably be expected to have an adverse effect on any significant proposal or plan of the Company to engage in an acquisition of assets or any merger, consolidation, tender offer, financing, corporate reorganization or similar transaction; (C) during the period starting with the date 10 days prior to the Company's estimate of the date of filing of; and ending on a date

90 days after the effective date of, a Company initiated registration in which the person requesting registration is entitled to participate in accordance with the provisions of this Section 15 hereof, or such longer post-effective periods as may be reasonably required by the underwriter or underwriters if such offering is underwritten; or (D) upon the happening of any event, as a result of which the Prospectus under the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall promptly provide the person requesting registration with revised or supplemental prospectuses and such person shall promptly take action to cease making any offers of the Registrable Securities until receipt and distribution of such revised or supplemental prospectuses).

16.  JURISDICTION AND VENUE; WAIVER

         Any suit, action or proceeding against the Company with respect to this Note shall be brought exclusively in the courts of the State of Oklahoma or in the United States District Court with jurisdiction in Tulsa, Oklahoma. Company hereby irrevocably waives any objections which it may now or hereafter have to the jurisdiction or venue of any suit, action or proceeding, arising out of or relating to this Note, brought in such courts, and hereby further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

17.  NOTICE

         TO LENDER:          Fernwood Partners, L.L.C.
                             Attn:  F. Stephen Allen, Manager
                             2540 E. 30th Street
                             Tulsa, OK  74114

         TO COMPANY:         CyberGuard Corporation
                             Attn:  C. Shelton James
                             2000 West Commercial Blvd.
                             Suite 200
                             Ft. Lauderdale, FL  33309

18.  AUDITOR

         The terms hereof are conditioned upon PricewaterhouseCoopers becoming the Company's independent auditors on or before funding of the Note, which condition the parties acknowledge has been met.

19.  ATTORNEY FEES

         Company agrees to pay all of Lender's legal expenses and out-of-pocket expenses related to the proposed transaction upon the funding of the Note, up to a maximum amount of $15,000.00.

COMPANY:

In Witness Whereof, the undersigned
has hereunto set his hand and seal; this 17th day of December, 1998.

Attest:                                   CyberGuard Corporation,
       -------------------------------    a Florida corporation

--------------------------------------
as Secretary of CyberGuard Corporation
                                          By:
                                             ------------------------------
(S E A L)                                    C. Shelton James
                                             Chairman and
                                             Acting Chief Executive Officer

LENDER:                                   Fernwood Partners, L.L.C.,
                                          an Oklahoma Limited Liability Company

                                          By:
                                             ------------------------------
                                             F. Stephen Allen
                                             Manager

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is dated as of December 17, 1998, between CYBERGUARD CORPORATION ("Debtor"), and FERNWOOD PARTNERS, L.L.C. ("Secured Party").

         RECITALS:

         a. Secured Party has loaned $1,125,000.00 to Debtor, which loan is evidenced by Debtor's promissory note of even date herewith (the "Note").

         b. Secured Party and Debtor have entered into a Loan Agreement, dated as of the date hereof (as it may be flirther amended, restated or otherwise modified from time to time, being hereinafter referred to as the "Loan Agreement").

         c. Pursuant to the Loan Agreement and the other documents and agreements executed in connection therewith (collectively, as they may be flirther amended, restated or otherwise modified from time to time, being hereinafter referred to as the "Loan Documents"). Debtor is becoming indebted to Secured Party.

         d. The parties desire for Debtor to enter into this Agreement to, among other things, grant a security interest in its assets to Secured Party.

         NOW, THEREFORE, in consideration of the foregoing, including in order to induce Secured Party to make the loan, Debtor hereby agrees with Secured Party as follows:

         1. Debtor hereby grants to Secured Party a security interest in all of Debtor's presently owned or hereafter acquired assets and properties (collectively, the "Collateral"), to secure the flill and prompt payment of all obligations of Debtor to Secured Party, whether direct or indirect, contingent or absolute, now or hereafter due or owing to Secured Party from Debtor pursuant to the Loan Documents.

         2. Debtor represents, covenants and warrants that:

                  a. Its principal place of business will continue to be 2000 W. Commercial Blvd., Suite 200, Ft. Lauderdale, Florida 33309.

                  b. Debtor shall sign and execute any financing statement or other documents required to perfect Secured Party's security interest and pay all costs necessary to protect the security interest under this Agreement against the rights or interests of third parties, other than the rights of Debtor's existing secured lender.

                  c. Debtor authorizes Secured Party to file one or more financing statements signed only by Secured Party describing the Collateral in the same manner as it is described herein and Debtor shall, from time to time, at the request of Secured Party, execute one or more financing statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Secured Party) and do such other acts and things, all as Secured Party may request, to establish and maintain a valid security interest in the Collateral. Secured Party is hereby appointed Debtor's irrevocable attorney-in-fact, coupled with an interest, to do all acts and things which Secured Party may deem necessary to perfect and continue perfecting the security interest created hereby.

                  d. Debtor is and shall be the lawful owner of the Collateral, with good right to pledge, sell, assign or transfer the same, and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same (other than Debtor's existing secured lender).

         3. Debtor shall be in default under this Agreement upon the happening of any of the following events, circumstances or conditions, to-wit:

                  a. Default shall occur if a default occurs under the any of the Loan Documents which is not cured within any applicable grace period, and Secured Party shall have accelerated Debtor's obligations thereunder.

                  b. Secured Party shall have materially violated any covenant, agreement, representation or warranty herein, and the same shall not have been cured within ten (10) business days' prior written notice from Secured Party.

         4. Upon the occurrence of the events, circumstances and conditions of default as set forth in Paragraph 3 above:

                  a. At Secured Party's option, and upon notice to Debtor, all of the obligations and liabilities of Debtor to Secured Party evidenced herein or secured hereby shall immediately be due and payable.

                  b. Secured Party shall have all the rights, remedies and privileges accorded to (a) a Secured Party by the Uniform Commercial Code in effect as of the date of this Agreement and as may be hereafter amended and (1,)a creditor under any other applicable law.

         10. JURISDICTION AND VENUE: WAIVER. Any suit, action or proceeding against the Maker with respect to this Note shall be brought exclusively in the courts of the State of Oklahoma, or in the United States District Court with jurisdiction in Tulsa, Oklahoma. Maker hereby irrevocably waives any objections which it may now or hereafter have to the jurisdiction or venue of any Suit, action or proceeding, arising out of or relating to this Note, brought in such courts, and hereby further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

         11. CONFLICT. In the event of a conflict as between the terms and conditions hereof and the terms and conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. In lieu of any such conflict of terms both documents shall be of equal force and effect.

         12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma.

         13. AMENDMENTS. Any amendment or modification to this Note shall not be effective unless signed in writing by the parties hereto.

                                       MAKER


                                       CyberGuard Corporation,
                                       a Florida Corporation


                                       By:
                                          ----------------------------
                                          C. Shelton James
                                          Chairman and
                                          Acting Chief Executive Officer



                                       -------------------------------
                                       Secretary

                             (S E A L)

                                       "SECURED PARTY"
                                       FERNWOOD PARTNERS, L.L.C.

                                       By:
                                          ----------------------------
                                       Name:
                                             -------------------------
                                       Title:
                                              ------------------------

                                 PROMISSORY NOTE

                           $1,125,000.00

FOR VALUE RECEIVED, on December 17, 1998, and pursuant to the terms and conditions of the Loan Agreement entered into on this same date (the "Loan Agreement"), the undersigned, CyberGuard Corporation, a Florida corporation ("Maker"), having a mailing address of 2000 West Commercial Blvd., Suite 200, Ft. Lauderdale, Florida 33309, promises to pay to the order of Fernwood Partners, L.L.C., an Oklahoma Limited Liability Company, or assigns ("Payee"), at 2540 East 3Oth Street, Tulsa, Oklahoma 74114, or at such other place as the Payee or the holder hereof may direct in writing, the aggregate principal sum of One Million One Hundred Twenty-five Thousand Dollars ($1,125,000.00), together with interest from the date hereof on the unpaid principal amount, as follows:

         1. INTEREST. The unpaid principal amount hereof shall bear interest which will float from the date hereof at The Chase Manhattan Bank prime, plus 200 basis points, per annum (the "Base Rate"). Any amount of principal or interest not paid when due (whether at the stated due date, at maturity, upon acceleration or otherwise) shall thereafter bear interest until paid in full at the Base Rate plus 600 basis points, per annum. Interest shall be computed on the actual number of days elapsed on the basis of a 360-day year consisting of twelve 30-day months.

         2. PRINCIPAL AND INTEREST PAYMENTS. Interest due hereunder shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year commencing on January 1, 1999 and continuing on each January 1, April 1, July 1 and October 1 thereafter through the maturity date hereof. All principal due hereunder together with all accrued but unpaid interest shall become immediately due and payable without further notice on June 1, 2001. In the event that any payment date shall fall due on a Saturday, Sunday, legal holiday or a day on which federal banking institutions are not required to be open, payment shall be made on the next business day, but interest will not accrue during the interim. Notwithstanding anything in this Promissory Note to the contrary, all interest and principal will become due and payable at any time a) the warrant agreement dated December 17, 1998 (the "Agreement") expires except for expiration resulting from the exercise of the warrant rights or a transfer or exchange of the Agreement, or b) the Agreement is declared unenforceable by a court of competent jurisdiction.

         3. PAYMENTS. All payments of principal and interest are to be made in lawful money of the United States of America. All payments received shall be applied first to unpaid interest, then principal. This Note cannot be prepaid without the written consent of Payee.

         4. DEFAULT. In the event that (a) any payment of principal or interest due hereunder is not paid within ten (10) days after becoming due and payable; or (b) Maker becomes subject to any bankruptcy, insolvency, receivership or debtor relief proceedings and, in the case of any such proceedings initiated against Maker, the same have not been discharged within sixty (60) days after institution; or (c) Maker makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due; or (d) Maker fails to comply with or perform any provision of this Note not constituting a default under the previous items of this paragraph and such failure continues for sixty (60) days after notice is received by Maker, then an event of default hereunder shall be deemed to have occurred and then or thereafter, at the option of the Payee or the holder hereof, the entire principal and accrued interest of this Note shall become immediately due and payable, without further notice to Maker. The failure of Payee or any holder to exercise any right or remedy hereunder shall not be deemed to be a release or waiver of any obligation or liability of the Maker.

         5. REMEDIES. Upon the occurrence of an event of default as described above, Payee may exercise any rights and remedies available to it provided herein or by law or in equity. To the extent permitted by applicable law, all benefits, rights and remedies hereunder shall be deemed cumulative and not exclusive of any other thereof.

         6. OBLIGATIONS ABSOLUTE. All obligations of Maker hereunder are absolute and unconditional, irrespective of any effect or counterclaim of Maker against Payee. Maker hereby waives the right to enforce any right of offset, counterclaim or breach in any action brought to enforce the obligations of Maker under this Note.

         7. WAIVERS. Except as provided in Section 4 hereof, the Maker and any co-makers, sureties, endorsers and guarantors of this Note hereby jointly and severally waive presentment for payment, notices of non-performance or nonpayment, protests, notices of protest, notice of dishonor, diligence in bringing suit hereon against any party hereto and notice of acceleration, and further consent to any extension of time for payment hereunder (whether one or more), any renewal hereof (whether one or more), any substitution or release of any collateral, and any addition or release of any party liable for payment of this Note. Any such extension, renewal, substitution or release may be made without notice to any such party and without discharging such party's liability hereunder.

         8. COLLECTION COSTS: ATTORNEYS' FEES. Maker agrees to pay all expenses and costs of collection, including all reasonable attorneys' fees and expenses as awarded by a court, court costs, and similar costs incurred by Payee in connection with the enforcement of this Note, endeavoring to collect any amounts payable hereunder, whether by acceleration or otherwise.

         9. PARTIAL INVALIDITY. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of any such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance. No invalid provision hereof shall affect or impair any other provision of this Note.

                  c. Debtor shall remain liable for any deficiency remaining after any sale or other disposition of the Collateral or any portion thereof.

                  d. All of the rights, powers, remedies and privileges of Secured Party in the event of default by Debtor, as provided under this Agreement and under applicable law, including, but not limited to, the Uniform Commercial Code, shall be cumulative and in addition one to the other, and in addition to those rights, powers, remedies and privileges afforded Secured Party under the provisions of any other Loan Documents.

         5. No waiver of or acquiescence in any default shall operate as a waiver of; or acquiescence in, any other default then existing or thereafter occurring, whether or not such other default be of the same type as that waived or acquiesced in. No delay or omission on the part of Secured Party in exercising any right, power, remedy or privilege hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right, power, remedy or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         6. All rights of Secured Party in connection herewith shall be subject to any and all subordination agreements, intercreditor agreements and similar agreements executed by Secured Party in connection herewith.

         7. For the purpose of enabling Secured Party to exercise rights and remedies under this Agreement at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies and FOR NO other purpose, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign or sublicense any of the Collateral, now owned or hereafter acquired by Debtor and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Until such time as Secured Party is entitled to exercise such rights and remedies Debtor is entitled to use the Collateral without payment of royalty or other compensation to Secured Party.

         8. This Agreement shall be governed by the laws of the State of Oklahoma.

IN WITNESS THEREOF, this Agreement has been duly executed by the parties as of the date and year first above written.

                                             "DEBTOR"

                                             CYBERGUARD CORPORATION,

                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------

                        CYBERGUARD CORPORATION 2000 West
                                Commercial Blvd.

                                    Suite 200
                             Ft. Lauderdale, Florida

                          COMMON STOCK PURCHASE WARRANT

                             Dated December 17, 1998

THIS CERTIFIES that, for Ten Dollars ($10.00) and other good and valuable consideration received, Femwood Partners, L.L.C., an Oklahoma Limited Liability Company (the "ORIGINAL HOLDER") or registered ("Registered Common Stock" shall mean shares of the Company registered pursuant to Section 15 of the Loan Agreement) and permitted assigns (the Original Holder or such registered assigns at the time being the registered holder or holders hereof are hereinafter collectively referred to as the "Holder") is entitled, at any time, to subscribe for and purchase from CyberGuard Corporation, a Florida corporation (the "COMPANY"), 500,000 shares of the Company Common Stock (subject to adjustment as provided herein) of the fully paid, nonassessable and subject to the provisions of Sections 3 or 15 of that certain Loan Agreement by and between the Company and the Original Holder dated as of the date hereof (Warrant), registered shares of Common Stock (hereinafter defined) of the Company at a price per share equal to the Exercise Price (as hereinafter defined).

This Warrant is subject to the following terms and conditions:

SECTION 1.0. COMMON STOCK. WARRANT COMMON STOCK. AND OTHER DEFINED TERMS.

SECTION 1.1. For the purposes of this Warrant: (a) "COMMON STOCK" shall mean and include the Company's Common Stock, par value $.01 per share, authorized as at the date of this Warrant, and shall include also any capital stock of the Company of any class which shall be authorized at any time after the date of this Warrant and which shall have the right to participate in the distribution of earnings and assets of the Company without limitation as to amount; (b) "WARRANT COMMON STOCK" shall mean the Common Stock authorized as at the date of this Warrant and issuable upon the exercise of this Warrant or any warrants delivered in substitution or exchange therefor, and shall include also any capital stock of any other class which may be issuable upon such exercise; and (c) "WARRANT STOCK" shall mean Common Stock issued upon any exercise of the Warrant.

SECTION 1.2. For the purposes of this Warrant, the following terms shall have the respective meanings set forth below:

"CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock
    (other than Common Stock) or other securities which are directly or indirectly convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

"EXERCISE PRICE" shall mean $2.00 per share subject to adjustment for dividend payments and other adjustments as set forth in the Loan Agreement and the Warrant.

"INITIAL WARRANT NUMBER" shall mean 500,000 shares of common stock which is approximately 5.58% of the issued and outstanding common shares of the Company on the date hereof.

"OUTSTANDING CONVERTIBLE SECURITIES" shall mean the Convertible Securities, if any, which are outstanding on the date of this Warrant, all of which are listed on Schedule III hereto.

"PROMISSORY NOTE" SHALL MEAN the Promissory Note which was executed by the Company on the date of this Warrant.

"OUTSTANDING STOCK PURCHASE RIGHTS" shall mean the Stock Purchase Rights, if any, which are outstanding on the date of this Warrant, all of which are listed on Schedule III hereto.

"STOCK PURCHASE RIGHTS" shall mean warrants, options, or other rights to subscribe for, purchase or otherwise acquire, either with or without the payment of consideration or additional consideration, any shares of Common Stock or any Convertible Securities.

"WARRANT NUMBER" shall mean the Initial Warrant Number as the same shall be adjusted from time to time pursuant to Section 6 hereof.

SECTION 2.0. EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable by the registered Holder hereof; at any time or from time to time, but, subject to Section 3 and 15 of the Loan Agreement, not later than June 1, 2001 by the surrender of this Warrant and the Form of Subscription annexed hereto as Schedule I at the principal office of the Company at 2000 West Commercial Blvd., Suite 200, Ft. Lauderdale, Florida or at such other office of the Company as the Company shall designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment to the Company of the Exercise Price for the shares thereby purchased.

The Company covenants that, if at the time of such exercise the Holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business of the Company on the date on which this Warrant shall have been exercised as aforesaid. The Company further covenants that all shares of Warrant Common Stock which may be issued upon the exercise of this Warrant will, upon exercise of the rights represented by this Warrant and payment by the Holder of the Purchase Price, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

The certificates for the shares of Warrant Common Stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days, after the date on which the rights represented by this Warrant shall have been so exercised.

Payment of the applicable Purchase Price may be made (a) by cash, or (b) by certified check, or bank cashier's check, payable to the Company.

In the event of a partial exercise of this Warrant, Company shall issue and deliver to Holder, on or within ten (10) days of the date on which such Warrant was exercised, and in substitution of such Warrant, a new warrant or warrants (at Holder's option), of even date herewith and with the terms identical to the terms hereof, except that such new warrant or warrants shall be exercisable, in the aggregate, for a percentage of all issued and outstanding Common Stock, subject to the anti-dilution provisions of Section 6.0 hereof; which represents the number of shares of Common Stock with respect to which this Warrant has not yet been exercised.

The Company undertakes to use its best efforts to provide the Holder with registered stock upon the exercise of this Warrant in accordance with the provisions of Section 3 and 15 of the Loan Agreement, and the Holder acknowledges that certain limitations matters and limitations outside the control of the Company may result in a delay in the Warrant Stock becoming fully registered shares.

The Company may cause the Holder or its assigns to exchange the Warrant for Warrant Stock at the Exercise Price only in the event that the Company's common shares closed at a price in excess of $4.00/share for twenty consecutive trading days prior to the Company causing such exchange and provided that Holder receives shares of the Company that are either registered under an applicable registration statement under the Securities Act of 1933, as amended, or are otherwise exempt from the registration requirements thereto.

SECTION 3.0. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip requesting fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current value of a share of Warrant Common Stock (as determined in good faith by the Board of Directors of the Company) shall be paid to the Holder hereof in cash by the Company.

SECTION 4.0. CHARGES. TAXES AND EXPENSES. Issuance of certificates for shares of Warrant Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer taxes or any other incidental expenses in respect of the issuance of such certificates to and in the name of the registered Holder of this Warrant, all of which transfer taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant. Certificates will be issued in a name other than that of the Holder upon the request of a Holder and payment by the Holder of any applicable transfer taxes.

SECTION 5.0. CERTAIN OBLIGATIONS OF THE COMPANV. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, the number of shares of Warrant Common Stock purchasable and deliverable hereunder.

The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions in this Warrant to be observed or performed by the Company. The Company will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all other action which may be necessary in order to protect the rights of the Holder of this Warrant against dilution consistent with the provisions of this Warrant.

The Company covenants and agrees to maintain, on a current basis, the reports, notices and statements required to be filed with the Securities Exchange Commission.

The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to the registered Holder of this Warrant, at the address of the registered Holder of this Warrant appearing on the books of the Company, of each change in the locations of such office.

SECTION 6.0. ADJUSTMENTS. The Exercise Price and the number of shares of Common Stock covered by this Warrant are subject to adjustment from time to time upon occurrence of the events enumerated in this Section 6.0.

                             6(a) STOCK DIVIDENDS -- SPLIT-UPS. If; after the date hereof; the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the day following the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or split-up, the number of shares issuable on exercise of the Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased.

                             6(b) AGGREGATION OF SHARES. If; after the date hereof; the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

SECTION 7.0. NOTICE OF ADJUSTMENT TO NUMBER OF SHARES PURCHASABLE. Upon any increase or decrease in the Warrant Number, then, and in each such case, the Company, within thirty (30) days thereafter, shall give notice thereof in writing to the Holder of this Warrant stating the adjusted Warrant Number and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Where appropriate and reasonable, such notice may be given in advance and included as a part of the written notice required to be given pursuant to Section 9.0 hereof. No adjustment to the Warrant Number will be required to be made until the cumulative adjustments amount to 1.0% or more of the Warrant Number as last adjustment.

          SECTION 8.0. EFFECT OF REORGANIZATION. RECLASSIFICATION. CONSOLIDATION. MERGER. ETC. If; at any time while this Warrant is outstanding, there should be any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation (a "Sale"), the Holder of this Warrant shall thereafter, upon exercise of this Warrant, be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Warrant Common Stock (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such Sale if this Warrant had been exercised immediately prior to such Sale.

          Notwithstanding the foregoing, in the event of a Sale, the Company may require Holder to exercise all of the Warrant effective immediately prior to the consummation of such Sale, and if the Holder fails to so exercise upon the request of the Company, the Warrant shall notwithstanding any provisions contained herein to the contrary be deemed expired.

          SECTION 9.0. PRIOR NOTICE OF CERTAIN EVENTS. In the event that:

         (a) the Company shall pay any dividend, whether payable in cash or in any capital stock upon its Common Stock or make any other distribution to the holders of its Common Stock; or

         (b) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or a sale of all or substantially all its assets; or

         (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any of said cases, the Company shall give prior written notice, by first-class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such registered Holder as shown on the registration books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights, (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall be consummated, or
(iii) such other event shall be consummated, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall receive said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given, to the extent reasonably practicable, at least thirty (30) days prior to the date of the event in question and the record date or the date on which the Company's transfer books are closed in respect thereto.

          SECTION 10.0. NO RIGHTS OR RESPONSIBILITIES AS SHAREHOLDER. Except as otherwise agreed in writing by the Holder and the Company, a Holder of this Warrant, as such, shall not be subject to any responsibilities as a shareholder of the Company and shall not be entitled to vote or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof; nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof; or to give or withhold consent to any corporate section (except as provided herein) or to receive notice of meetings or other actions affecting shareholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provided herein), until the date of exercise of this Warrant shall have occurred.

          SECTION 11.0. LOSS. THEFT. DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and date, in lieu of this Warrant.

          SECTION 12.0. TRANSFER AND EXCHANGE OF WARRANT. Subject to the provisions of the Loan Agreement, this Warrant and all rights hereunder are transferable at the office or agency of the Company by the registered Holder hereof in person or by a duly authorized attorney, upon surrender of this Warrant togetheR with a properly endorsed assignment in the form attached hereto as SCBEDULE II. The Company shall be entitled to receive, as a condition to any transfer of this Warrant, an opinion of counsel reasonably satisfactory to the Company that such transfer does not violate the registration requirements of the Securities Act of 1933, as amended, or applicable State securities laws. Until transfer hereof on the registration books of the Company, the Company may treat the registered Holder as the owner hereof for all purposes. This Warrant is exchangeable, upon the surrender hereof by Holder, at the principal offices of the Company, together with a properly endorsed assignment in the form attached hereto as SCHEDULE II, for new warrants, in such denominations as Holder shall designate at the time of surrender for exchange, of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new warrants to represent the right to subscribe for and purchase not less than one hundred thousand (100,000) shares of Common Stock (except to the extent necessary to round out the balance of the number of shares).

          SECTION 13.0. INVESTMENT INTENT. Contemporaneously with the original issuance of this Warrant to the Holder hereof; the Holder has executed and delivered to the Company an investment representation letter regarding the Holder's investment intent and imposing a requirement that any transferee of this Warrant execute and deliver to the Company a representation letter in form and substance similar to the contents of such letter.

          SECTION 14.0. COMMUNICATIONS AND NOTICES. All communications and notices hereunder must be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by facsimile and, if to the Company, shall be addressed to it at the address set forth on the first page hereof;
Attention: C. Shelton James, or at such other address as the Company may hereafter designate in writing by notice to the registered Holder of this Warrant, and if to such registered Holder, addressed to such Holder at the address of such Holder as shown on the books of the Company.

          SECTION 15.0. SUNDAYS. HOLIDAYS. ETC. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday, or a Saturday or shall be a legal holiday or a day on which barking institutions in Tulsa, Oklahoma, are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in Tulsa, Oklahoma, are authorized or required by law to remain closed.

          SECTION 16.0. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          SECTION 17.0. MISCELLANEOUS. This Warrant shall be binding upon the Company's successors. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be unenforced to the extent, if any, that it may legally be enforced, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The two (2) year term of this Warrant shall be stayed during any bankruptcy proceedings involving the Company. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

          SECTION 18.0. GOVERNING LAW. THIS WARRANT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED BY THE PARTIES IN OKLAHOMA, AND SHALL BE DEEMED TO HAVE BEEN MADE IN TULSA, OKLAHOMA, AND SHALL BE INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF OKLAHOMA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED IN SUCH STATE. THE

VENUE OF ANY DISPUTE HEREUNDER SHALL BE TULSA COUNTY DISTRICT COURT, TULSA, OKLAHOMA.

          SECTION 19.0. CONFLICT. In the event of a conflict of the terms and conditions hereof and the terms and conditions of the Loan Agreement, the terms and the conditions of the Loan Agreement shall prevail.

           IN WITNESS WHEREOF, CyberGuard Corporation has caused this Warrant to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

Date: December 17, 1998                      CyberGuard Corporation,
                                             a Florida Corporation


                                             By:
                                                -------------------------------
                                                    Terrence Zielinski
                                                    Vice President and CFO

ATTEST:

---------------------------------
Secretary

(SEAL)

                                                                      SCHEDULE I

                              FORM OF SUBSCRIPTION

                        (To be signed only on exercise of
                         Common Stock Purchase Warrant)

TO:  CyberGuard Corporation

           The undersigned, the Holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder ___________* shares of Common Stock of CyberGuard Corporation, and herewith makes payment of $_______ therefor, and requests that the certificates for such shares be issued in the name of; and delivered to ________, whose address is ___________________

  Dated:
                                                  ------------------------------

                                                  (Signature must conform in all
                                                  respects to name of Holder as
                                                  specified on the face of the
                                                  Warrant)


                                                  ------------------------------
                                                  Address)

----------------


           *Insert here the number of shares (all shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised without making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise.

                                                                     SCHEDULE II

                               FORM OF ASSIGNMENT

                        (To be signed only on transfer of
                         Common Stock Purchase Warrant)

For value received, the undersigned hereby sells, assigns and transfers unto __________ of _________ the right represented by the within Common Stock Purchase Warrant to purchase -shares of Common Stock of CyberGuard Corporation, to which the within Common Stock Purchase Warrant relates, and appoints _____________ Attorney to transfer such right on the books of CyberGuard Corporation, with full power of substitution in the premises.

Dated:  __________________

                                        (Signature must conform in all respects
                                            to name of Holder as specified on
                                                the face of the Warrant)



                                         ---------------------------------------
                                         (Address)

Signed in the presence of



----------------------



Signature guaranteed by*

----------------------

*Signature guarantee by a bank is required for all Holders other than the Original Holder.

                                                                    SCHEDULE III



                        INVESTMENT REPRESENTATION LETTER



CyberGuard Corporation
Attn:   Office of Corporate Secretary
2000 West Commercial Blvd.
Suite 200
Ft. Lauderdale, FL 33309

        RE: Common Stock Purchase Warrant
        Dated December ______, 1998

To:     CyberGuard Corporation

The Common Stock Purchase Warrant (Warrant) and the rights to the underlying shares has been acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the Holder's distribution of any part thereof; and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Warrant.

The Holder further undertakes to require any transferee of the Warrant to execute and deliver to the CyberGuard Corporation a representation letter in form and substance similar to the contents of this letter.

                          DATED December _____, 1998.


                          FERNWOOD PARTNERS, L.L.C.,
                          an Oklahoma Limited Liability Company


                          By: _______________________________
                                   F. Stephen Allen
                                       Manager